Exhibit 10.22

                              CONSULTING AGREEMENT


                  CONSULTING  AGREEMENT,  dated  as  of  January  1,  1997  (the
"Agreement"), by and between SPSS Inc., a Delaware corporation ("SPSS"), and Norman H. Nie Consulting L.L.C., an Illinois Limited Liability Company, (the "Consultant").

                              W I T N E S S E T H:

                  WHEREAS, Consultant previously served as an employee of SPSS and currently has expertise in the areas of software development and marketing; and
                  WHEREAS, SPSS desires Consultants services and Consultant is desirous to enter into this consulting agreement on the terms and conditions provided herein.
                  NOW, THEREFORE, in consideration of the premises, the representations, warranties, covenants and agreements contained herein, and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto do hereby agree as follows:

                                    ARTICLE I
                              CONSULTING AGREEMENT

                  1.1 Consultancy. Subject to the terms and conditions of this Agreement, SPSS agrees to retain Consultant, and Consultant agrees to provide consulting services as a consultant to SPSS, for a term of one year (1) year commencing on the date hereof. Such consultancy period shall be automatically extended for additional one year terms unless either

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SPSS or Consultant  give the other party written  notice within thirty (30) days prior to the end of the term of this agreement.
                  1.2 Consulting Services. During the term of this Agreement, Consultant agrees to make himself available to SPSS and to provide up to thirty
(30) hours per month of consulting services as a consultant to SPSS and to provide such expertise and consulting services on various matters relating to the business of SPSS as SPSS may reasonably require, including, but not limited to, product development and marketing to the academic marketplace.
                  1.3 Compensation. Subject to the terms and conditions of this Agreement, and in consideration of the Consultant's agreement to provide consulting services as described herein, SPSS shall pay to Consultant an amount of $80,800 per annum, payable monthly in arrears. The Consultant shall pay or cause to be paid all self-employment and other such taxes required by law, including without limitation, all applicable social security, state unemployment insurance and federal employment insurance taxes.
                  1.4  Termination.   SPSS  may  terminate  Article  I  of  this
Agreement for Cause (as defined herein). If Article I of this Agreement is terminated for Cause, SPSS shall pay the Consultant all accrued but unpaid compensation under Section 1.3 hereof to the date of termination and shall have no further obligations under Section 1.3 hereof. For purposes of this Agreement, "Cause" shall mean one of the following events: (i) an act or failure to act by the Consultant which constitutes recklessness or willful misconduct and which results in a material injury to the business or SPSS; or (ii) an

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act or failure to act by the Consultant  which  constitutes a material breach of this Agreement.

                  1.5 Expenses.  In addition to the  compensation  payable under
Section 1.4 hereof, with the advance approval of the Chief Executive Officer, Consultant shall be entitled to reimbursement for his reasonable out-of-pocket expenses incurred in performing requested services under this Agreement. In the event SPSS desires Consultant to travel in connection with the services provided under this Agreement, SPSS shall reimburse Consultant for any such travel expenses incurred on the same basis as the Chief Executive Officer of SPSS.

                                   ARTICLE II
                                  GENERAL TERMS

                  2.1  Relationship  Between the Parties.  The  relationship  of
Consultant acting in his capacity as a consultant pursuant to Article I hereof, to SPSS hereunder is, and shall remain, that of an independent contractor. Nothing in this Agreement shall be deemed to constitute an employee/employer, partnership or fiduciary relationship between the parties. Except as specifically provided herein, nothing in this Agreement shall be deemed to constitute either party as the agent of the other, nor shall either party have the right to bind the other party or make any promises or representations on behalf of the other.
                  2.2 Confidential Information.  The Consultant shall not at any time during or for a period of five after the expiration or termination of this Agreement, except pursuant to an order of any court of competent jurisdiction, administrative agency or other

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governmental entity having authority to so require,  and except for the purposes of any tax return and/or report required to be made to any taxing authority, directly or indirectly, divulge, furnish, or cause to be divulged or furnished to any individual or entity, other than SPSS or any employee of SPSS, or make any use for his own benefit, or for the benefit of any person, firm, corporation or other entity, other than SPSS or an affiliate thereof, any secret or confidential information of SPSS, including but not limited to, the names of customers, customer information, financial information, technical information,
supplier  information,   details  or  information  concerning  contracts,  trade
secrets, marketing information, or any other data, information or proprietary information of or relating to the Business, SPSS or any affiliate thereof, or their respective products or services, to the extent not generally known within the trade or not a matter of public knowledge and which was acquired by the Consultant during his employment with SPSS or obtained in connection with his duties hereunder during the term of this Agreement.
                  2.3 Non-Competition. The Consultant hereby covenants and agrees that, for the period of the consultancy and for a period of one year thereafter, the Consultant shall not (i) directly or indirectly (whether through a partnership of which the Consultant is a partner or through any other individual or entity in which the Consultant has any interest, legal or equitable), engage in any business competitive with the business of SPSS or its subsidiaries and affiliates, (ii) directly or indirectly (whether through a partnership of which the Consultant is a partner or through any other individual or entity in which the Consultant has any interest, legal or equitable), solicit or otherwise engage with (except pursuant to the Consultant's consultancy with SPSS) any customers or clients of SPSS or its subsidiaries or

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affiliates,  in any  transactions  which  are in  direct  competition  with  the business of SPSS or its subsidiaries or affiliates, or (iii) directly or indirectly (whether through a partnership of which the Consultant is a partner or through any other individual or entity in which the Consultant has any
interest,   legal  or  equitable),   assist  any  person  in  the   development,
programming, servicing, maintenance, manufacture, sale, licensing, distribution or marketing (including, without limitation, giving away software) of software and related products in competition with SPSS or any of its affiliates' products, in each case in the United States of America or any country where SPSS or its subsidiaries or affiliates are doing business, excluding passive investment interests of less than two percent (2%) in corporations whose stock is registered under the Securities Exchange Act of 1934, as amended.

                                   ARTICLE III
                                  MISCELLANEOUS

                  3.1 Equitable Relief. The Consultant understands that a breach by it of any provision of this Agreement may cause substantial injury to SPSS which may be irreparable and/or in amounts difficult or impossible to ascertain, and that in the event the Consultant breaches any provision of this Agreement, SPSS shall have, in addition to all other remedies available in the event of a breach of this Agreement, the right to injunctive or other equitable relief. Further, the Consultant acknowledges and agrees that the restrictions and commitments set forth in this Agreement are necessary to protect SPSS's legitimate interests and are reasonable in scope, area and time, and that if, despite this acknowledgment and agreement, at the time of the enforcement of any provision of this Agreement a court of

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competent  jurisdiction shall hold that the period or scope of such provision is unreasonable under the circumstances then existing, the maximum reasonable period or scope under such circumstances shall be substituted for the period or scope stated in such provision.
                  3.2  Notices.  Any  notice,  request,   instruction  or  other
document to be given hereunder by one party hereto to the other party hereto shall be in writing and delivered personally (effective upon delivery), sent by overnight courier freight prepaid (effective one day after delivery to such courier during its regular business hours), sent by registered or certified mail, postage prepaid (effective 5 days after deposit in the U.S. Mail) or sent by facsimile transmission (effective upon confirmation of receipt), if to Consultant to:

                            Norman H. Nie Consulting
                            300 Hyndman Creek Road
                            Hailey, Idaho 83333
                            Facsimile number: (208) 788-2891


if to SPSS to:              SPSS Inc.
                            444 N. Michigan Avenue
                            Chicago, IL  60610
                            Attention: Chief Financial Officer
                            ---------
                            Facsimile number:  (312) 329-3560

with a copy to:             Ross & Hardies
                            150 North Michigan Avenue
                            Suite 2500
                            Chicago, Illinois  60601-7567
                            Attention: Lawrence R. Samuels, Esq.
                            ---------
                            Facsimile number:  (312) 750-8600

or to such other address as shall be provided to the other persons named herein pursuant to notice given pursuant to the provisions of this Section 3.2.

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                  3.3 Arbitration. Any dispute as to termination for Cause under
Section 1.5 hereof shall be settled by arbitration in the City of Chicago, Illinois by three arbitrators, one of whom shall be appointed by Consultant, one of whom shall be appointed by SPSS and the third of whom shall be appointed by the first two arbitrators. If either party fails to appoint an arbitrator within 20 days of a request in writing by the other party to do so, or if the first two arbitrators cannot agree on the appointment of a third arbitrator within 20 days of their designation, then such arbitrator shall be appointed by the Chief Judge of the United States District Court for the Northern District of Illinois. Except as to the selection of arbitrators which shall be as set forth above, the arbitration shall be conducted promptly and expeditiously in accordance with the commercial arbitration rules of the American Arbitration Association so as to enable the arbitrators to render an award within 90 days of the commencement of the arbitration proceedings. Judgment upon the award rendered by the arbitrators may be entered in any court having jurisdiction thereof. Consultant, on the one hand, and SPSS, on the other hand, shall each bear one-half of the expenses of the arbitration; except that, in the case where the parties are unable to agree on a single arbitrator, each party shall bear the expenses of the arbitrator it selects.
                  3.4 Assignment. Neither this Agreement nor any of the rights, interests or obligations hereunder shall be assigned by either of the parties, except by operation of law and except that SPSS may assign its rights and obligations under this Agreement to any affiliate of SPSS. If such assignment shall be made by SPSS, such affiliate shall be entitled to all of the rights and shall assume all of the obligations of SPSS hereunder, provided, that SPSS shall remain liable for the performance of such affiliate's obligations hereunder.

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                  3.5 Effect and Benefit.  This Agreement  shall be binding upon and inure to the benefit of the heirs and personal representatives of the Consultant and to the successors and assigns of SPSS.
                  3.6   Governing   Law.  The   validity,   interpretation   and
performance of this Agreement shall be governed and construed in all respects in accordance with the internal substantive laws of the State of Illinois, without regard to its conflicts of law principles.
                  3.7 Counterparts. This Agreement may be executed in two or more counterparts, each of which shall constitute an original but all of which together shall constitute one and the same agreement.
                  3.8 Severability. The provisions of this Agreement shall be severable, and the invalidity of any one or more of such provisions shall not affect the validity of any of the other provisions hereof.
                  3.9 Amendment and Modification. No amendment, modification or alteration, nor any waiver, of the terms and conditions of this Agreement shall be binding unless the same shall be in writing and duly executed by the parties hereto.
                  3.10 Waiver of Breach. The waiver by one party of a breach of any provision of this Agreement by the other party shall not operate or be construed as a waiver of any subsequent breach of the same or any other provision of this Agreement by that party.
                  3.11 Expenses. Except as otherwise provided, the Consultant and SPSS shall each pay all costs and expenses incurred by him or it or on his
or  its  behalf  in  connection   with  this  Agreement  and  the   transactions
contemplated hereby, including, without limiting the

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generality of the foregoing, fees and expenses of its own financial consultants, accountants and counsel.

                  IN WITNESS WHEREOF, each of the parties has caused this Consulting Agreement to be duly executed and delivered as of the day and year first above written.

                      SPSS INC.


                      By:     /s/ Edward Hamburg
                              --------------------------

                      Its: Executive Vice President, Corporate Operations and Chief Financial Officer and Secretary


                      NORMAN H. NIE CONSULTING, L.L.C.



                              /s/ Norman H. Nie
                              -----------------
                      By:     Norman H. Nie
                      Its:    President

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